UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2021

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230 .40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

Effective July 1, 2021, Modine Manufacturing Company (the “Company”) aligned the data center businesses previously managed by and reported within its Commercial and Industrial Solutions (“CIS”) segment under its Building HVAC Systems (“BHVAC”) segment.  As part of this segment realignment, the BHVAC segment assumed management of the Company’s business in Guadalajara, Spain and a portion of its business in Grenada, Mississippi.  The Company is strategically aligning its data center businesses under the BHVAC leadership team in order to accelerate commercial excellence, operational improvements, and organizational efficiencies.  The Company is focused on expanding its presence in the North American and European data center markets.

Beginning with its reporting for the second quarter of fiscal 2022, the Company will report the financial results of its business in Spain and the data center portion of its business in Mississippi as part of the BHVAC segment.  The Company’s revised reporting segments are consistent with how the Company’s chief operating decision maker is assessing operating performance and allocating capital resources following the realignment of its segment structure.  The segment realignment had no impact on the Heavy Duty Equipment (“HDE”) and Automotive segments or on the Company’s consolidated financial position, results of operations, and cash flows.

The Company is furnishing this Form 8-K to provide investors with unaudited historical segment operating and adjusted financial results consistent with its new reporting structure.  The schedules in Exhibit 99.1 to this Current Report on Form 8-K provide unaudited financial information on the basis of the Company’s new reporting segments for the previously-reported quarters in fiscal 2021 and the first quarter of fiscal 2022.

The segment realignment discussed above and presented in Exhibit 99.1 hereto does not represent a restatement of previously issued financial statements.  The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Financial Disclosures

Adjusted EBITDA, as used in Exhibit 99.1 hereto, is not a measure defined in generally accepted accounting principles (GAAP).  This non-GAAP measure is used by management as a performance measure to evaluate the Company’s overall financial performance.  The Company believes this measure provides a more consistent view of performance than the closest GAAP equivalent for management and investors.  Management compensates for this by using this measure in combination with the GAAP measures. However, this measure is not, and should not be viewed as, a substitute for the applicable GAAP measures, and may be different from similarly-titled measures used by other companies.  The Company defines Adjusted EBITDA as net earnings excluding interest expense, the provision or benefit for income taxes, depreciation and amortization expenses, other income and expense, restructuring expenses, impairment charges, costs associated with the review of strategic alternatives for the Automotive segment’s business operations, and certain other gains or charges.  Adjusted EBITDA, when calculated for the business segments, is defined as GAAP operating income excluding depreciation and amortization expenses, restructuring expenses, impairment charges, and certain other gains or charges.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished herewith:

99.1
Recast unaudited financial information – for the quarter ended June 30, 2020; the quarter ended September 30, 2020; the quarter ended December 31, 2020; the quarter and fiscal year ended March 31, 2021; and the quarter ended June 30, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Michael B. Lucareli
Michael B. Lucareli
Executive Vice President, Chief Financial Officer

Date: October 29, 2021